Exhibit 99.1
Calix Reports First Quarter 2014 Financial Results

PETALUMA, CA – April 29, 2014 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 29, 2014. Revenue for the first quarter of 2014 was $85.8 million, a decrease of 5.2% compared to $90.5 million for the first quarter of 2013.
“While the first quarter started off slowly as expected, we saw increasing demand as the quarter progressed,” said Carl Russo, president and CEO of Calix. “Growing demand for gigabit services and the recently completed integration of E-Series solutions with the BLM 1500 platform and the EntriView management system allowed us to make solid progress in expanding our customer footprint both domestically and internationally during the first quarter."
Non-GAAP net loss for the first quarter of 2014 was $1.5 million, or $(0.03) per fully diluted share. Non-GAAP net income was $3.2 million, or $0.06 per fully diluted share, for the first quarter of 2013. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net loss for the first quarter of 2014 was $10.0 million, or $(0.20) per basic and diluted share, compared to a GAAP net loss of $6.2 million, or $(0.13) per basic and diluted share for the first quarter of 2013. A reconciliation of our first quarter 2014 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended March 29, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$85,820	$—	$—	$85,820
Cost of revenue	46,452	354	2,088	48,894
Gross profit	39,368	(354)	(2,088)	36,926
Gross margin	45.9%	-0.4%	-2.4%	43.0%
Operating expenses	40,723	3,548	2,552	46,823
Operating loss	(1,355)	(3,902)	(4,640)	(9,897)
Interest and other income (expense), net	(20)	—	—	(20)
Loss before taxes	(1,375)	(3,902)	(4,640)	(9,917)
Provision for income taxes	110	—	—	110
Net loss	$(1,485)	$(3,902)	$(4,640)	$(10,027)
Weighted average shares used to compute
net loss per common share:
Basic	50,271	50,271	50,271	50,271
Diluted	50,271	50,271	50,271	50,271
Net loss per common share:
Basic	$(0.03)	$(0.08)	$(0.09)	$(0.20)
Diluted	$(0.03)	$(0.08)	$(0.09)	$(0.20)

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2014 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related and other expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 29,	March 30,
	2014	2013
Revenue	$85,820	$90,548
Cost of revenue:
Products and services (1)	46,806	47,345
Amortization of intangible assets	2,088	2,088
Total cost of revenue	48,894	49,433
Gross profit	36,926	41,115
Operating expenses:
Research and development (1)	19,630	20,171
Sales and marketing (1)	17,390	15,801
General and administrative (1)	7,251	8,131
Amortization of intangible assets	2,552	2,552
Total operating expenses	46,823	46,655
Loss from operations	(9,897)	(5,540)
Interest and other income (expense), net:
Interest income	4	1
Interest expense	(57)	(28)
Other income (expense), net	33	(279)
Loss before provision for income taxes	(9,917)	(5,846)
Provision for income taxes	110	357
Net loss	$(10,027)	$(6,203)
Net loss per common share:
Basic and diluted	$(0.20)	$(0.13)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	50,271	48,911

(1)	Includes stock-based compensation as follows:
Cost of revenue	$354	$351
Research and development	1,180	1,186
Sales and marketing	1,368	1,279
General and administrative	1,000	1,903
	$3,902	$4,719

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 29,	March 30,
	2014	2013
GAAP net loss	$(10,027)	$(6,203)
Adjustments to reconcile GAAP net loss to
non-GAAP net income (loss):
Stock-based compensation	3,902	4,719
Amortization of intangible assets	4,640	4,640
Non-GAAP net income (loss)	$(1,485)	$3,156
Non-GAAP net income (loss) per common share:
Basic	$(0.03)	$0.06
Diluted	$(0.03)	$0.06
Weighted average shares used to compute non-GAAP
net income (loss) per common share - Basic	50,271	48,911
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	50,271	49,422

(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 29,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$75,169	$82,747
Restricted cash	295	295
Accounts receivable, net	44,134	43,520
Inventory	45,060	51,071
Deferred cost of revenue	17,843	21,076
Prepaid expenses and other current assets	4,869	5,757
Total current assets	187,370	204,466
Property and equipment, net	17,122	17,473
Goodwill	116,175	116,175
Intangible assets, net	39,100	43,740
Other assets	1,618	1,745
Total assets	$361,385	$383,599
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,887	$23,163
Accrued liabilities	34,570	32,075
Deferred revenue	29,013	34,862
Total current liabilities	74,470	90,100
Long-term portion of deferred revenue	18,469	18,431
Other long-term liabilities	1,090	1,145
Total liabilities	94,029	109,676
Stockholders' equity:
Common stock	1,258	1,256
Additional paid-in capital	785,700	782,253
Accumulated other comprehensive income	201	190
Accumulated deficit	(519,803)	(509,776)
Total stockholders' equity	267,356	273,923
Total liabilities and stockholders' equity	$361,385	$383,599

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 29,	March 30,
	2014	2013
Operating activities:
Net loss	$(10,027)	$(6,203)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,271	2,854
Loss on retirement of property and equipment	—	542
Amortization of intangible assets	4,640	4,640
Stock-based compensation	3,902	4,719
Changes in operating assets and liabilities:
Accounts receivable, net	(614)	(11,198)
Inventory	6,011	4,050
Deferred cost of revenue	3,233	(5,340)
Prepaid expenses and other assets	1,016	74
Accounts payable	(12,276)	(3,131)
Accrued liabilities	2,485	482
Deferred revenue	(5,811)	10,449
Other long-term liabilities	(56)	442
Net cash (used in) provided by operating activities	(5,226)	2,380
Investing activities:
Purchase of property and equipment	(1,908)	(1,326)
Net cash used in investing activities	(1,908)	(1,326)
Financing activities:
Proceeds from exercise of stock options	21	42
Taxes withheld upon vesting of performance restricted stock units	(473)	—
Net cash (used in) provided by financing activities	(452)	42
Effect of exchange rate changes on cash and cash equivalents	8	(32)
Net (decrease) increase in cash and cash equivalents	(7,578)	1,064
Cash and cash equivalents at beginning of period	82,747	46,995
Cash and cash equivalents at end of period	$75,169	$48,059

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com